SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2003

CARREKER CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-24201	75-1622836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4055 Valley View Lane

Dallas, Texas 75244

(Address of principal executive offices)

(972) 458-1981

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On February 24, 2003, Carreker Corporation announced that the Nasdaq Listing Qualifications Panel has granted an exception for Carreker’s common stock to continue to trade on The Nasdaq National Market.  The exception requires Carreker to file its fiscal 2002 third quarter Form 10-Q, annual report on Form 10-K and all other necessary restatements on or before April 30, 2003, which Carreker expects to do.  In addition, Denny Carreker, the company’s Chairman and Chief Executive Officer, gave an update on the company’s outlook.

A copy of the press release issued on February 24, 2003, announcing the foregoing and other related information is attached as an exhibit to this report.

Item 7.    Exhibits

Exhibit
Number	Description

99.1	Carreker Corporation press release dated February 24, 2003

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 24, 2003

CARREKER CORPORATION

By:	/s/ Terry L. Gage
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Carreker Corporation press release dated February 24, 2003